EXHIBIT 24.3



The Board of Directors
The Thaxton Group, Inc.


We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (No. 333-42623) of The Thaxton Group, Inc. of our report dated March 24, 1999, related to the audit of the consolidated financial statements of The Thaxton Group, Inc. at December 31, 1998, and for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                          /S/ CHERRY, BEKAERT & HOLLAND, LLP


Charlotte, North Carolina
October 1, 1999